DAVID E. BOWER, Cal. Bar No. 119546
dbower@faruqilaw.com
FARUQI & FARUQI, llp
10866 Wilshire Boulevard, Suite 1470
Los Angeles, California 90024
Telephone:	310.461.1426
Facsimile:	310.461.1427

MICHAEL J. HYNES (Pro Hac Vice)
mhynes@hkh-lawfirm.com
HYNES KELLER & HERNANDEZ, LLC
1150 First Avenue, Suite 501
King of Prussia, PA 19406
Telephone:	610.994.0292
Facsimile:	914.752.3041

Attorneys for Plaintiff Gloria Basaraba

SETH ARONSON, Cal. Bar No. 100153
saronson@omm.com
O’MELVENY & MYERS llp
400 South Hope Street
Los Angeles, California 90071-2899
Telephone:	213.430.6000
Facsimile:	213.430.6407

Attorneys for Defendants Robert Greenberg,
Michael Greenberg, Jeffrey Greenberg,
David Weinberg, Richard Siskind, Geyer Kosinski,
Morton Erlich, Richard A. Rappaport, and Thomas Walsh

KENNETH A. O’BRIEN, JR., Cal. Bar No. 160171
kobrien@sheppardmullin.com
SHEPPARD MULLIN RICHTER & HAMPTON llp
333 South Hope Street, 43rd Floor
Los Angeles, California 90071-1422
Telephone:	213.620.1780
Facsimile:	213.620.1398

Attorneys for Nominal Defendant Skechers U.S.A., Inc.

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA, WESTERN DIVISION

GLORIA BASARABA, Derivatively on Behalf of
Nominal Defendant SKECHERS, U.S.A., INC.,
Plaintiff,
v.
ROBERT GREENBERG, MICHAEL GREENBERG,
JEFFREY GREENBERG, DAVID WEINBERG, RICHARD
SISKIND, GEYER KOSINSKI, MORTON ERLICH,
RICHARD A. RAPPAPORT and THOMAS WALSH,
Defendants,
-and-
SKECHERS U.S.A., INC.,
Nominal Defendant.
Case No. CV-13-05061-PSG (SHx) STIPULATION OF SETTLEMENT Courtroom: 880 Judge: Hon. Philip S. Gutierrez Complaint Filed: September 5, 2013 Trial Date: N/A

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (the “Stipulation”), dated as of May 30, 2014, is made and entered into by and among the following parties (as defined further in Section IV hereof) to the above-entitled Litigation1: (i) Plaintiff (on behalf of herself and derivatively on behalf of Nominal Defendant Skechers U.S.A., Inc. (“Skechers”)), by and through her counsel; (ii) the Individual Defendants, by and through their counsel; and (iii) Nominal Defendant Skechers, by and through its counsel. The Stipulation is intended by the Settling Parties to resolve, discharge, and settle, fully, finally and forever, the Released Claims (as defined herein), upon and subject to the terms and conditions hereof (the “Settlement”).

I.	INVESTIGATION AND RESEARCH CONDUCTED BY PLAINTIFF

Plaintiff’s Counsel has conducted an investigation concerning the claims asserted in the Litigation. Plaintiff’s factual investigation has included the review of corporate documents obtained pursuant to a request for books and records under section 220 of the Delaware Corporate Law (the “220 Demand”); the organization and analysis of public filings by Skechers with the Securities and Exchange Commission (the “SEC”); and the review of press releases issued by Skechers and other public statements about Skechers issued by third parties. Plaintiff’s legal investigation has included research of applicable law to allege and prove her claims.

II.	FILING OF THE LITIGATION

Under the confidentiality agreement entered into between Plaintiff and Skechers in connection with Plaintiff’s 220 Demand, any complaint filed by Plaintiff containing confidential information received in response to the 220 Demand must be filed under seal. In conformity with the confidentiality agreement, on July 15, 2013, Plaintiff filed an application to file her verified shareholder derivative complaint under seal (the “Complaint”), along with a copy of the Complaint. On August 26, 2013, the Court denied Plaintiff’s application to file under seal and ordered Plaintiff to file an operative complaint within ten days. On September 5, 2013, Plaintiff filed the operative complaint (the Complaint”).

On November 12, 2013, and November 15, 2013, the Individual Defendants and Skechers respectively moved to dismiss the Complaint. The parties stipulated to a briefing schedule, which permitted Plaintiff to oppose Defendants’ motions to dismiss or amend the Complaint.

III.	MEDIATION

On November 19, 2013, in an attempt to resolve the matter, the parties participated in a mediation presided by the Hon. Dickran M. Tevrizian (Ret.), who was assisted by the Hon. Irma E. Gonzalez (Ret.). Before the mediation, counsel for the parties participated in arm’s-length settlement discussions in an effort to establish a framework for a possible settlement. As a result of the mediation, the parties agreed to further discuss a number of corporate governance measures. The parties continued to work towards resolution of the matter, but were unable to reach agreement.  On February 14, 2014, the parties had a follow-up call with Judge Tevrizian to try and work through the outstanding issues, as a result of which they reached agreement as to the terms of settlement. On May 8, 2014, the parties participated in a further mediation before Judge Tevrizian at which time they reached a resolution on the matter of Plaintiff’s attorneys’ fees and expenses.

IV.	INDIVIDUAL DEFENDANTS’ STATEMENT AND DENIALS OF

WRONGDOING AND LIABILITY

Each of the Individual Defendants denies each and every claim and contention alleged by Plaintiff in this Litigation. Each of the Individual Defendants expressly denies all charges of wrongdoing or liability against him arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Litigation. Each of the Individual Defendants has further asserted and continues to assert that at all material times, he has acted in good faith and in a manner he reasonably believed to be in the best interests of Skechers and its shareholders.

Nonetheless, the Individual Defendants have concluded that the continuation of the Litigation would be distracting, protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation in order to limit further expense, inconvenience and distraction, to dispose of distracting, burdensome, and protracted litigation, and to permit the operation of Skechers’ business without further expensive litigation and the distraction and diversion of Skechers’ executive personnel with respect to matters at issue in the Litigation. The Individual Defendants have also taken into consideration the risks and uncertainty inherent in any litigation, especially in complex cases like this Litigation.

The Individual Defendants therefore have determined that it is desirable and beneficial that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation. There has been no adverse determination by any court against any of the Individual Defendants on the merits of the claims asserted by Plaintiff.

V.	PLAINTIFF’S CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiff believes that the claims asserted in the Litigation have merit. Plaintiff and Plaintiff’s Counsel, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Individual Defendants through trial and appeals. Counsel for Plaintiff also has taken into account the uncertain outcome and the risk of any litigation, especially in complex derivative actions such as this Litigation, as well as the difficulties and delays inherent in such litigation. Counsel for Plaintiff also is mindful of the inherent problems of proof and possible defenses to the violations asserted in the Complaint, including the defenses asserted by Defendants both orally in discussions with counsel and in papers filed in the Litigation.

In light of the foregoing, and based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believes that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Skechers and its shareholders. Based on Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement set forth in the Stipulation is in the best interests of Plaintiff, Skechers and its shareholders.

VI.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff (for herself, derivatively on behalf of Skechers and by or on behalf of any of Skechers’ stockholders derivatively on behalf of Skechers), Nominal Defendant Skechers, and each of the Individual Defendants, by and through their respective attorneys, that, subject to the approval of the Court, the Litigation and the Released Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed on the merits and with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as follows:

1.	Definitions

As used in the Stipulation the following terms have the meanings specified:

1.1 “Plaintiff” means Gloria Basaraba.

1.2 “Nominal Defendant” means Skechers, U.S.A., Inc., a Delaware corporation, and all its predecessors and successors, and all present and former parents, subsidiaries, divisions and related or affiliated entities.

1.3 “Defendants” means, as the context requires, Robert Greenberg, Michael Greenberg, Jeffrey Greenberg, David Weinberg, Geyer Kosinski, Morton Erlich, Richard A. Rappaport, Thomas Walsh and Richard Siskind, as well as dismissed defendant Jennifer Weiderman and Nominal Defendant Skechers.

1.4 “Individual Defendants” means Defendants Robert Greenberg, Michael Greenberg, Jeffrey Greenberg, David Weinberg, Geyer Kosinski, Morton Erlich, Richard A. Rappaport, Thomas Walsh, and Richard Siskind.

1.5 “Effective Date” means: the first business day after the following have occurred: (1) The Court has approved this Stipulation; and (2) the Final Order and Judgment becomes final as a matter of law and is no longer subject to appellate review, either by the expiration of the time to appeal therefrom without any appeal having been taken pursuant to Federal Rules of Civil Procedure 3 and 4, or, if an appeal is taken, by the final determination of the appeal by the highest court to which such an appeal may be taken. Any proceeding or order, or any appeal pertaining solely to any application for attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Final Order and Judgment from becoming final.

1.6 “Final Order and Judgment” means the judgment to be rendered by the Court dismissing the Action with prejudice, substantially in the form attached as Exhibit B.

1.7 “Person” means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives or assignees.

1.8 “Counsel for Plaintiff” or “Plaintiff’s Counsel” are Hynes Keller & Hernandez, LLC, 1150 First Avenue, Suite 501, King of Prussia, PA 19406 and Faruqi & Faruqi, LLP, 10866 Wilshire Boulevard, Suite 1470, Los Angeles, CA 90024.

1.9 “Counsel for the Individual Defendants” is O’Melveny & Myers LLP, 400 South Hope Street, Los Angeles, CA 90071.

1.10 “Counsel for Nominal Defendant Skechers U.S.A., Inc.” is Sheppard Mullin Richter & Hampton LLP, 333 South Hope Street, 43rd Floor, Los Angeles, CA 90071.

1.11 “Litigation” means Basaraba v. Greenberg, et al., Case No. CV-13-05061-PSG (SHx), filed in the United States District Court for the Central District of California.

1.12 “Related Parties” means each of a Defendant’s past or present employees, partners, principals, agents, underwriters, insurers, co-insurers, re-insurers, any entity in which the Person has a controlling interest, attorneys, accountants, auditors, advisors, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, associates, related or affiliated entities, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant or member(s) of his or her family.

1.13 “Released Claims” means and includes any and all claims, causes of action, demands, rights or liabilities, including but not limited to, claims for negligence, gross negligence, professional negligence, breach of duty of care, breach of duty of loyalty, fraud, breach of fiduciary duty, malpractice, breach of contract, negligent misrepresentation, waste of corporate assets, gross mismanagement, unjust enrichment, violations of any state or federal statutes, rules or regulations, and any Unknown Claims as defined in paragraph 1.16 herein, that have been or that could have been asserted in this or any other forum or proceeding by Skechers, by Plaintiff derivatively on behalf of Skechers, or by or on behalf of any of Skechers’ stockholders derivatively on behalf of Skechers, against the Released Persons arising out of, relating to or in connection with:

1.13.1 Any of the facts, circumstances, allegations, claims, causes of action, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions, or failures to act, of whatever kind or character whatsoever, irrespective of the state of mind of the actor performing or omitting to perform the same that have been or could have been alleged in any pleading, amended pleading, complaint, amended complaint, brief, motion, report, or filing in the Litigation; and

1.13.2 Any claims for expenses, costs or fees incurred by Skechers for or on behalf of itself or any of the Released Persons in connection with the investigation, defense, or settlement of the Litigation, including, but not limited to, attorneys’ fees, costs and any settlement or other expenses (collectively “Defense Expenses”), except to the extent that Skechers is entitled to reimbursement under any policy of insurance for or of any such Defense Expenses advanced by it.

1.13.3 Notwithstanding anything otherwise encompassed by subparagraphs 1.13.1 and 1.13.2, above, this definition explicitly does not include, and the parties to this Stipulation expressly reserve and do not release, any obligations, claims, or rights any of them may have under this Stipulation. Nothing in this Stipulation releases any claim by Skechers, Defendants or any of them for recovery of insurance proceeds or any other claim against any insurer under any policy of insurance.

1.13.4 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged Plaintiff and her counsel from all claims (including unknown claims arising out of, relating to or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or Released Claims).

1.14 “Released Persons” means each and all of the Defendants and their Related Parties.

1.15 “Settling Parties” means, collectively, each of the Individual Defendants, Skechers, and Plaintiff on behalf of herself, derivatively on behalf of Skechers and by or on behalf of any of Skechers’ stockholders derivatively on behalf of Skechers.

1.16 “Unknown Claims” means any Released Claims that Skechers, Plaintiff, or any of Skechers’ stockholders derivatively on behalf of Skechers do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall be deemed to have, and by operation of the Final Order and Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each of the Settling Parties, upon the Effective Date, shall be deemed to have, and by operation of the Final Order and Judgment shall have, waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code. The Settling Parties may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Settling Parties, upon the Effective Date, shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

2.	The Settlement

2.1 As a result of the filing, prosecution, and settlement of the Litigation, the Skechers Board of Directors has agreed to take up or maintain in place the corporate governance measures set forth below (the “Corporate Governance Measures”) for a period of three years. The Corporate Governance Measures constitute the consideration for the Settlement. Skechers acknowledges and agrees that the Corporate Governance Measures are significant and confer a substantial benefit upon Skechers and its shareholders. Skechers acknowledges and agrees that (i) the pendency and prosecution of the Litigation were a material cause of Skechers’ agreement to implement or maintain the Corporate Governance Measures and (ii) the institution of the Corporate Governance Measures will be effective in preventing the occurrence of wrongdoing of the type alleged in the Litigation. The Corporate Governance Measures are as follows:

(a) The establishment of written guidelines for the future selection of vacancies on the Board of Directors, including guidelines for defining independence for independent Board Members.

(b) A requirement that a majority of Board Members be independent as defined by SEC and New York Stock Exchange rules, with annual certification by the Board that this is the case.

(c) An expectation that all Board Members attend the annual meeting of shareholders either in person or via telephonic conference.

(d) An expectation that each Board Member will attend at least 75% of all meetings of the Board and of any Committee on which the Board Member sits either in person or via telephone conference.

(e) A requirement that, beginning in two years, the position of Lead Independent Director shall rotate among the independent Board Members at least every five years.

(f) A requirement that the Head of Internal Audit, who is responsible for reviewing Skechers’ internal controls on an ongoing, real time basis, shall report to the Chair of the Audit Committee.

(g) A requirement that each of the Board’s three committees, the Audit Committee, Compensation Committee, and Nominating and Governance Committee, be made up of three independent directors, and that a director be chair of only one committee at any given time.

(h) An expectation that as to Skechers common stock that Board Members receive in the future, each Board Member shall maintain ownership of a minimum of 1,000 such shares during the time that they are a director.

(i) An expectation that Independent Board Members shall periodically attend a governance program such as the Stanford Directors College or similar educational program or other ISS accredited program, including a program that pertains to a Board Member’s Committee duties.

(j) A requirement that Board membership and biographies, Board Committee membership and charters, the Corporate Governance Guidelines and the Corporate By-laws be made available to the public through the Skechers website.

2.2 In addition, as part of the Settlement, Skechers agrees to the following measures:

(a) Skechers will maintain its code of business ethics as required by the rules of the New York Stock Exchange and rules and regulations promulgated by the SEC under the direction of its General Counsel with the assistance of Human Resources Department and continue to provide periodic business ethics and code of conduct training to its employees and additional training to managers with functions that require the approval, preparation, execution, or dating of documents.

(b) All significant advertising campaigns will be reviewed by the legal department or outside legal counsel for appropriateness and legal conformity. These reviews and all communications and documents relating to these reviews will be confidential and strictly protected by the attorney-client privilege, attorney work product doctrine and any other applicable privileges and protections.

(c) Skechers will continue to abide by all measures described in the settlement with the Federal Trade Commission in the Stipulated Final Judgment and Order for Permanent Injunction and Other Equitable Relief in the case Federal Trade Commission v. Skechers U.S.A., Inc., 1:12-cv-01214 (N.D. Ohio May 16, 2012).

2.3 The required corporate governance measures shall be implemented within 120 days of the effective date. The Board of Directors will be permitted to review and amend these measures within their business judgment after 3 years.

3.	Attorneys’ Fees, Expenses and Incentive Award

3.1 Confirmation of the settlement is not contingent upon the Court’s approval of the attorneys’ fees, costs and expenses (“Fees and Expenses”) to be paid to Plaintiff’s Counsel or a modest award to be paid to Plaintiff for the additional time, effort and risk associated with bearing the fiduciary duties of a derivative plaintiff (“Incentive Award”). Plaintiff’s Counsel intends to seek Court approval of the settlement and an award of Fees and Expenses and Incentive Award in the amounts of $350,000 and $1,000, respectively. The Incentive Award is to be paid from the Fees and Expenses sought by Plaintiff’s Counsel. Defendants have agreed not to oppose an application for Fees and Expenses and Incentive Award up to and not exceeding $350,000.00 in total. Subsequent to the Court’s approval of the Fees and Expenses and Incentive Award and entry of the Final Order and Judgment in the Action, Defendants directly or through their insurer will pay to Plaintiff’s Counsel Fees and Expenses and the Incentive Award in the amount approved by the Court. Defendants shall not otherwise be required to pay Plaintiff or Plaintiff’s Counsel for any fees, expenses, costs, or other sums incurred in connection with the Action or otherwise. The Fees and Expenses and Incentive Award shall be paid within ten business days after the later of (1) entry of the Final Order and Judgment; (2) receipt by Skechers of the name of the payee(s) and their respective W-9 forms; and (3) execution of the certificates referenced in paragraph 3.2 below. Plaintiff’s Counsel shall distribute the Fees and Expenses among themselves based on their good faith determination of what was each Plaintiff’s Counsel’s contribution to the prosecution and resolution of the Litigation. Defendants shall have no responsibility for the allocation of the Fees and Expenses among Plaintiff’s Counsel.

3.2 In the event that the Effective Date does not occur, or the Final Order and Judgment is reversed or modified on appeal, and in the event that Defendants have made any payments pursuant to paragraph 3.1 above, then Plaintiff or Plaintiff’s Counsel shall within ten (10) business days from receiving notice from Defendants’ attorneys or from a court of appropriate jurisdiction, refund to Defendants or their insurers the Fees and Expenses and Incentive Award previously paid to them, in an amount consistent with such reversal or modification. As a condition of receiving such Fees and Expenses and Incentive Award, Plaintiff’s Counsel agree to be jointly liable for the full amount of the Fees and Expenses and Incentive Award paid by Defendants or their insurers. Plaintiff’s Counsel, as a condition of receiving such Fees and Expenses and Incentive Award, on behalf of themselves and each partner and/or shareholder of them, agree (and will execute certificates evidencing their agreement, which certificates shall be provided to Plaintiff’s Counsel at least 10 days prior to any final approval hearing scheduled by the Court) that Plaintiff’s Counsel and their partners or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing this section of the Stipulation. Without limitation, Plaintiff’s Counsel and their partners and/or shareholders agree (and will execute a certificate evidencing their agreement) that the Court may, upon application by Skechers or the Individual Defendants, summarily issue orders, including but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should Plaintiff or Plaintiff’s Counsel fail timely to repay Fees and Expenses and Incentive Award pursuant to this section of the Stipulation.

4.	Settlement Hearing

4.1 Promptly after execution of the Stipulation, and in any event within thirty days after execution of the Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form attached as Exhibit A, requesting approval of the Notice of the Pendency and Settlement of the Derivative Action (“Notice”), substantially in the form attached as Exhibit A-1, and the publication of a Summary Notice of Proposed Settlement of Derivative Action (“Summary Notice”), substantially in the form attached as Exhibit A-2. Skechers shall be responsible for all costs associated with publishing the Summary Notice. The Settling Parties shall also request that after notice is given, the Court hold a hearing (“the Settlement Hearing”) and approve the settlement of the Litigation as set forth herein. The Final Order and Judgment in this Litigation shall provide for the dismissal of the Litigation with prejudice upon final approval of the settlement, and shall also provide for the mutual releases of all claims against all parties, as set forth in more detail below.

4.2 The Notice Order shall specifically include provisions that will:

(a) preliminarily approve the settlement of the Litigation set forth in this Stipulation;

(b) approve as to form and content the Notice and Summary Notice;

(c) direct Skechers to cause a copy of the Notice to be filed with the SEC via a form 8-K and Plaintiff to post the Notice and Stipulation on Hynes Keller & Hernandez, LLC’s and Faruqi & Faruqi, LLP’s websites;

(d) direct Skechers to publish the Summary Notice once on the PR Newswire and direct shareholders to the SEC website to view the Notice and to the website of Hynes Keller & Hernandez, LLC or Faruqi & Faruqi, LLP to view the Notice and Stipulation;

(e) find that the notice set forth in subparagraphs 4.2(d) and (e) constitutes the best notice practicable and meets the requirements of applicable law and due process under the United States Constitution;

(f) schedule the Settlement Hearing to be held by the Court to determine whether the proposed Settlement contained in this Stipulation should be approved as fair, just, reasonable, and adequate, and whether the proposed Final Judgment should be entered; and

(g) provide that any objections to the proposed Settlement contained in this Stipulation shall be heard and any papers considered by the Court at the Settlement Hearing only if, on or before the date specified in the Notice Order and Notice, any shareholders who object shall file and serve notice of their intent to appear and objections as set forth in the Notice Order and Notice.

5.	Releases

5.1 Upon the Effective Date, as defined in paragraph 1.5 above, Skechers shall be deemed to have, and by operation of the Final Order and Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Persons.

5.2 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Litigation or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.	Effect of Disapproval, Cancellation or Termination

In the event that the Stipulation is not approved by the Court or the settlement set forth in this Stipulation is terminated, or for any reason fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Litigation as if the Stipulation had not been entered into. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in this Litigation or in any proceeding for any purpose, and any judgment or other order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated.

7.	Miscellaneous Provisions

7.1 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the terms and conditions of the Stipulation.

7.2 Neither the Stipulation, nor any act performed or document executed pursuant to or in furtherance of the Stipulation: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim or of any wrongdoing or liability of Defendants; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of Defendants in any civil, criminal, or administrative proceeding in any court, administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate or enforce the Stipulation or the Final Order and Judgment, except that Defendants may file the Stipulation and Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment ban or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. Defendants have denied and continue to deny each and all of the claims alleged in the Litigation.

7.3 The Settling Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made before and during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

7.4 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.5 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.6 This is a fully integrated agreement. The Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties, or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.7 Each party has cooperated in the drafting and preparation of the Stipulation. Consequently, any interpretation of the Stipulation shall not be construed against any Settling Party on the basis that such party was the drafter.

7.8 Each counsel or other Person executing the Stipulation or any of its exhibits on behalf of any Settling Party hereto hereby warrants that such Person has the full authority to do so.

7.9 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the parties to the Stipulation shall exchange among themselves original signed counterparts and a complete set of original executed counterparts shall be filed with the Court. Each signed counterpart shall be deemed an original.

7.10 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

7.11 The Court shall retain jurisdiction over the implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

7.12 The rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles.

7.13 The Settling Parties agree that the settlement provided for herein reflects a good-faith, arm’s-length settlement of Plaintiff’s claims, reached voluntarily after consultation with experienced legal counsel.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, as of the date set forth above.

/s/ Michael J. Hynes

MICHAEL J. HYNES HYNES KELLER & HERNANDEZ, LLC /s/ David E. Bower

DAVID E. BOWER FARUQI & FARUQI, LLP Attorneys for Plaintiff Gloria Basaraba
/s/ Seth Aronson

SETH ARONSON
O’MELVENY & MYERS LLP
Attorneys for Defendants Robert Greenberg,
Michael Greenberg, Jeffrey Greenberg, David
Weinberg, Richard Siskind, Geyer Kosinski,
Morton Erlich, Richard A. Rappaport
and Thomas Walsh

[1] Capitalized terms used herein are defined in Section VI.1 below, unless otherwise noted.

/s/ Kenneth A. O’Brien, Jr.

KENNETH A. O’BRIEN, Jr. SHEPPARD, MULLIN, RICHTER & HAMPTON LLP Attorneys for Nominal Defendant Skechers U.S.A., Inc.